EXHIBIT 32.1

CHIEF EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER CERTIFICATION

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of PRB Gas Transportation, Inc. (“PRB”), that, to his knowledge, the Annual Report of PRB on Form 10-K for the year ended December 31, 2005, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of PRB. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-K. A signed original of this statement has been provided to PRB and will be retained by PRB and furnished to the Securities and Exchange Commission or its staff upon request.

Date: April 13, 2006

/s/ ROBERT W. WRIGHT
Robert W. Wright Chairman and Chief Executive Officer (Principal Executive Officer)
/s/ WILLIAM P. BRAND, JR.
William P. Brand, Jr. Vice President—Finance (Principal Financial Officer)